Exhibit 99.1
For Release May 9, 2016
1:15 p.m. Pacific
PRESS RELEASE
Investor Contact:
Renee Lyall
Infoblox
408.986.4748
rlyall@infoblox.com
Media Contact:
Mike Langberg
Infoblox
408.986.5697
mlangberg@infoblox.com

Infoblox Announces Preliminary Third Fiscal Quarter 2016 Results and Updates Fiscal Year 2016 Outlook
Third Quarter Earnings Release and Conference Call Scheduled for May 25, 2016

SANTA CLARA, Calif., May 9, 2016 - Infoblox Inc. (NYSE: BLOX), the network control company, today provided certain preliminary financial results for the third fiscal quarter ended April 30, 2016, and updated its fiscal year 2016 financial outlook.

•	Net revenue for the third fiscal quarter is expected to be in the range of $81 million to $82 million, compared to the company’s previous guidance of $91 million to $93 million.

•	On a GAAP basis, gross margin is expected to be in the range of 76.5% to 77%. Non-GAAP gross margin is expected to be in the range of 78.5% to 79%, slightly below the previous guidance of 79% to 80%.

•	On a GAAP basis, operating margin is expected to be in the range of (9%) to (10%). Non-GAAP operating margin is expected to be in the range of 5% to 6%, in line with previous guidance.

•
On a GAAP basis, the company expects net loss per diluted share to be in the range of $0.09 to $0.10.  Non-GAAP net income per share (“EPS”) is expected to be in the range of $0.05 to $0.06, in line with previous guidance.

While third quarter net revenue is below the company’s previous outlook, resulting in a slightly negative impact on gross margin, non-GAAP operating margin and non-GAAP EPS are both in line with previous estimates. The primary reasons contributing to this achievement demonstrate the leverage of the company’s operating model and include lower variable compensation costs; less hiring during the quarter than anticipated; and, to a lesser extent, certain non-recurring costs that were lower than expected.

Fiscal year 2016 net revenue is now expected to be in the range of $354 million to $358 million, compared to the previous $370 to $380 million estimate. Fiscal year 2016 non-GAAP operating margin is expected to be approximately 11%, within the previous guidance range of 10% to 12%.

The above information is preliminary and subject to completion of the company’s quarter-end financial reporting processes and review.

“We are disappointed that our expected revenue for the third fiscal quarter and fiscal year will fall below our original outlook, driven in part by the general softness in IT spending that is also being reported by other enterprise vendors,” said Jesper Andersen, president and chief executive officer. “The impact was primarily in North America, where several customers delayed purchases toward the end of April. The tailwind from the product upgrade cycle has also tapered down more quickly than we originally forecast, and we believe it will not drive significant product revenue in our fourth fiscal quarter. We are actively addressing these near-term challenges by continuing to focus on improvements in sales execution and operational efficiency. We remain committed to operating margin expansion in fiscal year 2017.”

“Positively, despite the lower revenue, we were able to achieve our targeted non-GAAP operating margin and earnings per share,” continued Andersen. “We also added nearly 125 new customers, and we continue to see healthy interest in our expanding security and cloud product offerings. We remain confident that our strategy to offer a differentiated value proposition to customers through the addition of security and cloud capabilities will drive top line growth. We look forward to discussing our final results, guidance and forward looking operating plans on our upcoming May 25, 2016, conference call.”

Conference Call to Discuss Infoblox's Fiscal Third Quarter Final Results on May 25, 2016
Infoblox will release final third quarter 2016 financial results for the quarter ended April 30, 2016, on Wednesday, May 25, 2016, after the financial markets close. Management will host a conference call to discuss the results at 1:30 p.m. PDT/4:30 p.m. EDT. To access the call, dial (800) 230-1059 (domestic) or (612) 288-0337 (international) at least 10 minutes prior to the scheduled start of the call. A live webcast of the call will also be available on the company's website at: http://ir.infoblox.com. An archive of the webcast will be available on the company's website and a taped replay of the conference call will be available for one week at 800-475-6701 (domestic) or 320-365-3844 (international), passcode 393091.

About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release contains certain non-GAAP financial measures, including non-GAAP operating margin and non-GAAP EPS. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Our non-GAAP financial measures include adjustments based on the following items:

Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP operating results. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating results. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Acquisition related expenses: We have excluded acquisition transaction costs from our non-GAAP operating results. We believe that to the extent we incur significant expenses in connection with our acquisitions, it is useful for investors to understand the effects of these items on our total operating expenses.

Our non-GAAP Financial Measures are described as follows:
Non-GAAP operating income and operating margin. Non-GAAP operating income is income (loss) from operations as reported on our consolidated statements of operations, excluding the impact of stock-based compensation, intangible asset amortization expense and acquisition related expenses. Non-GAAP operating margin is non-GAAP operating income divided by net revenue.

Non-GAAP net income and non-GAAP EPS. Non-GAAP net income is net income (loss) as reported on our consolidated statements of operations, excluding the impact of stock-based compensation, intangible asset amortization expense and acquisition related expenses with income taxes adjusted to reflect our estimated long-term effective tax rate on a non-GAAP basis. Non-GAAP EPS is non-GAAP net income divided by non-GAAP diluted weighted-average shares outstanding.

Our preliminary third quarter 2016 non-GAAP EPS differs from GAAP net loss per diluted share because it excludes stock-based compensation expense of approximately $11.7 million, intangible asset amortization expense of approximately $1.1 million and acquisition related expenses of approximately $0.2 million.

Forward Looking Statements
All statements in this press release that are not statements of historical fact, including but not limited to the Company’s expectations for its third fiscal quarter 2016 and fiscal year 2016 financial results and the quotations attributable to Mr. Andersen, are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the Company’s completion of the financial closing process for the third quarter operating results and financial condition; unexpected delays in the delivery of our solutions, particularly at the end of the quarter; changes in demand for network control solutions; the market acceptance of our products; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; our ability to manage operating expenses effectively; and the general economic, industry or political conditions in the United States or internationally. For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission, which are available on our investor relations Web site (http://ir.infoblox.com/) and on the SEC’s Web site (www.sec.gov). All information provided in this press release is as of May 9, 2016, and stockholders of Infoblox are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Infoblox does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 9, 2016 press release, or to reflect the occurrence of unanticipated events.

About Infoblox
Infoblox (NYSE: BLOX) delivers critical network services that protect Domain Name System (DNS) infrastructure, automate cloud deployments, and increase the reliability of enterprise and service provider networks around the world. As the industry leader in DNS, DHCP, and IP address management, the category known as DDI, Infoblox (www.infoblox.com) reduces the risk and complexity of networking.

4